UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2017

Resource Capital Corp.

(Exact name of registrant as specified in its charter)

Maryland	1-32733	20-2287134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

712 Fifth Avenue, 12th Floor New York, NY	10019
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (212) 506-3899

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

The response to this item is included in Item 2.01 below and is incorporated herein by this reference with respect to the Purchase Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets

On June 6, 2017, Primary Capital Mortgage, LLC (“PCM”), a subsidiary of Resource Capital Corp. (the “Company”), disposed of certain assets and liabilities related to originating, acquiring, processing, underwriting, funding and closing of residential mortgage loans (the “Transaction”) pursuant to an Asset Purchase Agreement, dated as of June 6, 2017 (the “Purchase Agreement”), by and among Stearns Lending, LLC (“Stearns”), PCM and the Company (solely with respect to certain sections of the Purchase Agreement).

Under the terms of the Purchase Agreement, the purchase price consists of approximately $2.2 million of cash paid at closing (subject to a post-closing adjustment process), plus additional consideration based on future loan production which will be payable over an eighteen to twenty-two month period. The Purchase Agreement contains customary representations and warranties by the parties, as well as customary covenants, including non-competition and non-solicitation covenants by PCM and the Company, and indemnification covenants by both parties, subject to stated thresholds and limitations.

The foregoing description of the Purchase Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated June 6, 2017, by and among Stearns, PCM and the Company (the Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request).

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCE CAPITAL CORP.

June 8, 2017	By:	/s/ David J. Bryant
David J. Bryant Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated June 6, 2017, by and among Stearns, PCM and the Company (the Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request).